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                                  Exhibit 10.1


Amendment No.1, dated January 9, 2002 to Burlington Resources Inc. Incentive Compensation Plan


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                                 AMENDMENT NO. 1
                                       TO
                            BURLINGTON RESOURCES INC.
                           INCENTIVE COMPENSATION PLAN



     Subject to the approval of the Burlington Resources Inc. 2002 Stock Incentive Plan by the shareholders of Burlington Resources Inc. (the "Company"), Sections 5.5 and 5.6 of the Burlington Resources Inc. Incentive Compensation Plan are hereby amended, effective as of the date of such shareholder approval, to read as follows:

     "5.5 Investment of Accounts. Except as provided below, each Account shall accrue interest on the deferred Incentive Award credited to such Account from the date such Incentive Award is credited to the Account through the date of its distribution (the "Interest Account"). Such interest shall be credited to the Interest Account at the end of each calendar quarter or such other periods as may be determined by the Plan Administrator. The Plan Administrator shall determine, in its sole discretion, the rate of interest to be credited periodically to the Interest Accounts.

     "Unless the Plan Administrator determines otherwise, in lieu of investing in the Interest Account, a Participant may elect, in accordance with and subject to procedures that the Plan Administrator has approved, that all or a specified percentage of his or her Incentive Award deferred for that calendar year be credited in Phantom Stock (the "Company Stock Account"), in the S&P Account, or in any combination of the Interest Account, Company Stock Account and/or S&P Account as elected by the Participant. The Plan Administrator shall establish a separate notional subaccount(s) for such Participant under his or her Account, which shall be credited (i) with respect to the Company Stock Account, with whole and fractional shares of Phantom Stock as of the date of the Incentive Award for such calendar year, and with phantom (notional) dividends with respect to the credited Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock and (ii) with respect to the S&P Account, with whole and fractional units in the S&P Account periodically as of the dates of the deferrals and with any notional distributions on such units, which shall be credited as being reinvested in additional units. All credits to the Company Stock Account resulting from an initial investment of deferred amounts shall be made at a discount based on a value equal to 75 percent of the Fair Market Value per share of the Company's Common Stock on the applicable date. All credits to the Company Stock Account resulting from a reinvestment of amounts previously invested in the Interest Account or the S&P Account or resulting from a reinvestment of phantom dividends, and all debits to the Company Stock Account, shall be made based on a value equal to 100% of the Fair Market Value per share of the Company's Common Stock on the applicable date. Notwithstanding the foregoing, the Plan Administrator may in its discretion determine that a different percentage than is prescribed in the preceding two sentences shall apply in respect of any category of credits to the Company Stock Account.




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     "5.6  Changes  in  Investment  Elections.  Unless  the  Plan  Administrator
determines otherwise, each Participant who has an Account under the Plan may elect that all or a specified percentage of his or her Account balance as of any date be reinvested in the Interest Account, Company Stock Account and/or S&P Account in such proportions as elected by the Participant. This election shall be in such form and subject to such restrictions, if any, as the Plan Administrator shall establish. In no event may any reinvestment be made of any portion of a Participant's Company Stock Account representing Phantom Stock purchased at a discount as described in Section 5.5 prior to the earlier of (i) the expiration of a period of three years following the date on which the Phantom Stock purchased at a discount was credited to the Participant's Company Stock Account or (ii) the date of the Participant's Termination or Special Deferral payment date (in which event, the balance in the Participant's Company Stock Account will be distributed in cash or converted into an Interest Account as described in Section 5.7)."

     The date of adoption of this amendment by the Board of Directors of the Company is January 9, 2002.







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